EXHIBIT 10.4
WARRANT EXCHANGE AGREEMENT
WARRANT EXCHANGE AGREEMENT, dated as of March 25, 2016 (this “Agreement”), between SPHERE 3D CORP., an Ontario corporation (the “Company”) and MacFarlane Family Ventures, LLC, a Delaware limited liability company (the “Holder”).
WHEREAS, the Holder currently owns warrants (the “Existing Holder Warrants”) to purchase up to, in aggregate, 3,031,249 common shares of the Company, no par value (“Common Shares”) issued pursuant to (i) that certain Purchase Agreement, dated as of May 13, 2015, by and between the Company and the Holder, (ii) that certain Purchase Agreement, dated as of August 10, 2015, by and between the Company and the Holder, and (iii) that certain Subscription Agreement, dated as of September 22, 2015, by and between the Company and the Holder;
WHEREAS, the Holder desires to exchange, and the Company desires to allow the exchange (the “Exchange”) of, all of the Existing Holder Warrants for new warrants (the “New Warrants” and together with this Agreement, the “Transaction Documents”) entitling the Holder to purchase up to, in aggregate, 7,199,216 Common Shares (the “Warrant Shares” and together with the New Warrants, the “Securities”); and
WHEREAS, to effect the Exchange, the Holder will surrender the Existing Holder Warrants in exchange for New Warrants in a manner expected to be exempt from registration under United States securities laws pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).
NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

Article I
EXCHANGE
Section 1.1    Exchange. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, at the Closing (as defined below), (i) the Holder shall cause to be validly and irrevocably surrendered for exchange and cancellation the Existing Holder Warrants and (ii) the Company shall cause the New Warrants as set forth on Schedule I to be duly issued, executed, and delivered by the Company in substantially the form attached hereto as Exhibit A.
Section 1.2    Consideration. In exchange for each Existing Holder Warrant properly exchanged, the Holder will receive the New Warrants as set forth on Schedule I. The amount of New Warrants issued to the Holder for all Existing Holder Warrants exchanged by the Company will be rounded down, if necessary, to the nearest whole New Warrant. This rounded amount will be the number of New Warrants the Holder will receive, and no additional cash will be paid in lieu of any New Warrants not received as a result of such rounding down.
Section 1.3    Closing. The closing of the Exchange (the “Closing”) shall take place at the offices of O’Melveny & Myers LLP, Two Embarcadero Center, 28th Floor,

San Francisco, California 94111 within three (3) business days of the execution and delivery of this Agreement by each of the parties hereto, provided that all of the conditions set forth in Article IV have been satisfied or waived, or at such time and place as the parties hereto shall agree.
Article II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to, and agrees with, the Holder that:
(a)    Each of the Company and its Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing (where such concept exists) under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties, in each case as described in the SEC Filings (as defined below). Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect (as defined below). “Subsidiary” of any Person (as defined below) means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person. “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein. “Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.
(b)    The Company has the corporate power and authority to enter into this Agreement and has taken all requisite action on its part, its officers, directors and shareholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.
(c)    The authorized capital of the Company consists of an unlimited number of Common Shares, as set forth in the SEC Filings and in the Articles of Amalgamation of the Company, as amended and as in effect as of the date of this Agreement (the “Articles of Amalgamation”). All of the issued and outstanding Common Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable provincial, state and federal securities law and any rights of third parties. Except as described in the SEC Filings or described in Schedule III, all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable provincial, state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. Except as described in the SEC Filings, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described in the SEC Filings or described in Schedule III, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind. Except as described or listed in the SEC Filings and except for the Registration Rights Agreement (the “Registration Rights Agreement”) entered into as of the date hereof by and between the Company and the Holder, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as described in the SEC Filings and except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.
Except as described in the SEC Filings, the issuance of the Securities hereunder will not obligate the Company to issue Common Shares or other securities to any other Person (other than the Holder) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.
Except as described in the SEC Filings, the Company does not have outstanding shareholder purchase rights, a “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.
As of March 16, 2016 and prior to giving effect to the Transaction, there were (i) 45,910,563 Common Shares issued and outstanding, (ii) 8,844,225 Common Shares issuable upon exercise of outstanding warrants, (iii) 3,659,825 Common Shares issuable upon exercise of outstanding options and (iv) 5,376,572 outstanding restricted stock units.
(d)    The New Warrants have been duly and validly authorized. Upon the due exercise of the New Warrants and full payment for the exercise price thereof, the New Warrant Shares will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Company has reserved a sufficient number of Common Shares for issuance upon the exercise of the New Warrants, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.
(e)    The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable provincial and state securities laws and post-sale filings pursuant to applicable provincial, state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Holder set forth in Article III hereof, the Company has taken all action necessary to exempt (i) the issuance of the Securities, (ii) the issuance of the Warrant Shares upon due exercise of the New Warrants, (iii) the other transactions contemplated by the Transaction Documents from the provisions of any shareholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the

Company or any of its assets and properties may be subject and any provision of the Articles of Amalgamation or the Company’s Bylaw No. 1, as amended and as in effect as of the date of this Agreement (the “Bylaws”), that is or could reasonably be expected to become applicable to the Holder as a result of the transactions contemplated hereby, including, without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Holder or the exercise of any right granted to the Holder pursuant to this Agreement or the other Transaction Documents.
(f)    The Company has made available to the Holder through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 40-F for the fiscal year ended December 31, 2014 (as amended prior to the date hereof, the “40-F”), and all other reports filed or furnished by the Company pursuant to the 1933 Act and the Securities Exchange Act of 1934 (the “1934 Act”) since July 7, 2014 (collectively, the “SEC Filings”). The SEC Filings are the only filings required of the Company pursuant to the 1933 Act and the 1934 Act for such period. The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.
(g)    Since December 31, 2014, except as described in the SEC Filings, there has not been:
(i)    any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Form 6-K dated November 16, 2015, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;
(ii)    any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;
(iii)    any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;
(iv)    any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;
(v)    any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);
(vi)    any change or amendment to the Articles of Amalgamation (other than in connection with the transactions contemplated hereby) or Bylaws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;
(vii)    any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;
(viii)    any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;
(ix)    the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;
(x)    the loss or, to the Company’s Knowledge, threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect (“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry); or
(xi)    any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.
(h)    (i) At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. (ii) The Company meets the issuer eligibility requirements of General Instruction I.A of Form F-3 to register the Registrable Securities (as such term is defined in the Registration Rights Agreement) for sale by the Holders as contemplated by the Registration Rights Agreement.
(i)    The execution, delivery and performance of the Transaction Documents by the Company and the issuance of the Securities will not (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under the Articles of Amalgamation or the Bylaws (true and complete copies of which have been made available to the Holder through the EDGAR system), or (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract (as defined below), except in the case of clauses (i)(b) and (ii) above, such as could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. “Material Contract” means any contract, instrument or other agreement to which the Company or any Subsidiary is a party or by which it is bound which has been listed on Schedule II.
(j)    The Company and each Subsidiary has prepared and filed (or filed applicable extensions therefore) all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and paid all taxes shown thereon or otherwise owed by it, other than any such taxes which the Company or any Subsidiary are contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the SEC Filings. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due, other than any such taxes which the Company or any Subsidiary are contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the SEC Filings. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened in writing against the Company or any Subsidiary or any of their respective assets or property. Except as described in the SEC Filings, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.
(k)    Except as disclosed in the SEC Filings, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets (excluding Intellectual Property assets which are the subject of Article II, Section (n)) owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them. “Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).
(l)    The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, except to the extent failure to possess such certificates, authorities or permits could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.
(m)    Labor Matters.
(i)    Except as set forth in the SEC Filings, the Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.
(ii)    (a) There are no labor complaint, grievance, disputes or arbitration existing, or to the Company’s Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company’s employees, (b) there are no unfair labor practices or petitions for election pending or, to the Company’s Knowledge, threatened before the Ontario Labour Relations Board, the National Labor Relations Board or any other federal, provincial, state or local labor commission or tribunal relating to the Company’s employees, (c) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (d) to the Company’s Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.
(iii)    The Company is, and at all times has been, in compliance with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. There are no claims pending against the Company before the Human Rights Code, the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of the Human Rights Code, Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, provincial, state or local Law, statute or ordinance barring discrimination in employment.
(iv)    To the Company’s Knowledge, the Company has no liability for the improper classification by the Company of its employees as independent contractors or leased employees prior to the Closing.
(n)    The Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the Intellectual Property necessary for the conduct of the business of the Company and the Subsidiaries as currently conducted and as described in the SEC Filings as being owned or licensed by them, except where the failure to own, license or have such rights could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate. Except as described in the SEC Filings, (i) to the Company’s Knowledge, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company as described in the SEC Filings or where such rights could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate, (ii) there is no pending or, to the Company’s Knowledge, threat of any, action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to, or the validity, enforceability, or scope of, any Intellectual Property owned by or licensed to the Company or any Subsidiary or claiming that the use of any Intellectual Property by the Company or any Subsidiary in their respective businesses as currently conducted infringes, violates or otherwise conflicts with the intellectual property rights of any third party, and (iii) to the Company’s Knowledge, the use by the Company or any Subsidiary of any Intellectual Property by the Company or any Subsidiary in their respective businesses as currently conducted does not infringe, violate or otherwise conflict with the intellectual property rights of any third party.
(o)    To the Company’s Knowledge, neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

(p)    There are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened, except (i) as described in the SEC Filings or (ii) any such proceeding, which if resolved adversely to the Company or any Subsidiary, could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or since January 1, 2014 has been the subject of any action involving a claim of violation of or liability under federal, provincial, or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the Ontario Securities Commission (or any other Canadian securities regulatory authority) or SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the 1933 Act or the 1934 Act.
(q)    The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto). Except as set forth in the SEC Filings filed prior to the date hereof, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.
(r)    The Company and each Subsidiary maintain in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary.
(s)    Except as disclosed in the SEC Filings, (i) the Company is in compliance with applicable Nasdaq continued listing requirements, (ii) there are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Shares on Nasdaq, and (iii) the Company has not received any currently pending notice of the delisting of the Common Shares from Nasdaq.
(t)    No Person, including, without limitation, Holder or any current holder of Common Shares, will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or Holder for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.
(u)    Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the 1933 Act) in connection with the offer or issuance of any of the Securities.
(v)    Assuming the accuracy of the Holder’s representations and warranties set forth in Article III hereof, neither the Company nor any of its Affiliates (as defined below), nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, which are or will be integrated with this offering of the Securities hereunder in a manner that would adversely affect reliance by the Company on Section 3(a)(9) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act. “Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person. “Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
(w)    Assuming the accuracy of the Holder’s representations and warranties set forth in Article III hereof, the offer and issuance of the Securities to the Holders as contemplated hereby is exempt from the registration requirements of the 1933 Act.
(x)    Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former shareholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has, on behalf of the Company or any Subsidiary or in connection with their respective businesses, (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds, (iii) established or maintained any unlawful or unrecorded fund of corporate monies or other assets, (iv) made any false or fictitious entries on the books and records of the Company or any Subsidiary, or (v) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.
(y)    Except as disclosed in the SEC Filings and except as would not be required to be disclosed in the SEC Filings, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.
(z)    The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the 1934 Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.
(aa)    The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(bb)    The Holder acknowledges and agrees that the Company has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article II. The Holder further acknowledges and agrees that neither the Company nor any other Person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information received by the Holder which constitutes or may be deemed to constitute a projection, estimate or other forecast and certain business plan information, except that such information was prepared in good faith and based upon assumptions that the Company believes to have been reasonable at the time such information, if any, was provided to the Holder.
Article III
REPRESENTATIONS AND WARRANTIES OF THE HOLDER
The Holder represents and warrants to, and agrees with, the Company that:
(a)    The Holder has been duly organized and is in good standing under the laws of the jurisdiction of its organization, with company power and authority to execute, deliver and perform the terms of this Agreement and to consummate the Exchange and has taken all necessary company action to authorize the execution, delivery and performance of this Agreement.
(b)    This Agreement has been duly and validly executed and delivered by the Holder and constitutes the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, subject to bankruptcy, insolvency or other similar laws of general application affecting creditors’ rights and general principles of equity.
(c)    All consents, approvals, orders and authorizations required on the part of the Holder in connection with the execution, delivery or performance of each Transaction Document and the consummation of the transactions contemplated hereby and thereby have been obtained and are effective as of the date hereof.
(d)    The Securities to be received by the Holder hereunder will be acquired for such Holder’s own account, not as nominee, trustee, representative or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same and has no arrangement or understanding with any other Persons regarding the distribution of such Securities in violation of the 1933 Act or any applicable federal, provincial or state securities law without prejudice, however, to such Holder’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal, provincial and state securities laws. Such Holder is acquiring the Securities hereunder in the ordinary course of its business. Nothing contained herein shall be deemed a representation or warranty by such Holder to hold the Securities for any period of time. Such Holder is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.
(e)    Neither the execution and delivery by the Holder of this Agreement, the compliance by the Holder with the terms and conditions hereof, nor the consummation by the Holder of the transactions contemplated hereby will (i) violate, result in a breach of, or constitute a default under its constitutional or other governing documents, if any, (ii) violate, result in a breach of, or constitute a default under (with or without notice or lapse of time, or both), in each case in any material respect, any agreement, instrument, judgment, order or decree to which the Holder is a party or is otherwise bound or give to others any material rights or interests (including rights of purchase, termination, cancellation or acceleration) under any such agreement or instrument or (iii) conflict with or violate in any material respect any applicable laws, except in the case of clauses (i)(b), (ii) and (iii) above, such as would not reasonably be expected to have a Holder Material Adverse Effect, individually or in the aggregate. “Holder Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business or prospects of the Holder and its Subsidiaries taken as a whole, or (ii) the ability of the Holder to perform its obligations under the Transaction Documents. The execution, delivery and performance of this Agreement by the Holder and the consummation of the transactions contemplated hereby do not and will not require any permit of, or filing with or notification to, any Governmental Entity except (i), as applicable, requirements under the 1934 Act and the rules and regulations promulgated thereunder or (ii) for any such permit, filing or notification the failure to obtain or make would not reasonably be expected to have a Holder Material Adverse Effect. “Governmental Entity” means, in any jurisdiction, any (i) federal, state, local, foreign or international government; (ii) court, arbitral or other tribunal; (iii) governmental or quasi-governmental authority of any nature (including any political subdivision, instrumentality, branch, department, official or entity); or (iv) agency, commission, authority or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.
(f)    The Holder and/or its affiliates are the lawful owners of record and beneficially of the Existing Holder Warrants listed next to its name on Schedule I, and have good and marketable title to the Existing Holder Warrants, free and clear of any encumbrances, except for encumbrances created by this Agreement. There are no contracts or other agreements between or among the Holder and any other person that would conflict with, restrict or prohibit the Holder’s ability to exchange the Existing Holder Warrants as described herein.
(g)    Such Holder acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.
(h)    Such Holder has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Holder acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by such Holder shall modify, limit or otherwise affect such Holder’s right to rely on the Company’s representations and warranties contained in this Agreement.

(i)    Such Holder understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.
(j)    It is understood that, except as provided below, certificates evidencing the Securities and any record of a book entry or electronic issuance evidencing the Securities may bear the following or any similar legend:
(a) “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THE TRANSFEROR, THE SUBSTANCE OF WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT.”
(b) If required by the authorities of any state in connection with the issuance of the Securities, the legend required by such state authority, including the legend set forth in Article III, Section (k).
(k)    It is understood that the physical certificates representing the Securities (and any replacement certificate issued prior to the expiration of the applicable hold periods), if any, will bear a legend in accordance with Canadian Securities Laws in substantially the following form and, in the event that no physical certificates are issued, the below constitutes written notice of the legend restriction under applicable Canadian Securities Laws:
“UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY TO OR FOR THE BENEFIT OF A CANADIAN PURCHASER UNTIL THE DATE THAT IS FOUR MONTHS AND A DAY AFTER MARCH 25, 2016.
“Canadian Securities Laws” means the securities laws, regulations and rules, and the blanket rulings, policies and written interpretations of and multilateral or national instruments adopted by the securities regulators in each of the provinces and territories of Canada.

(l)    The Holder is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act. Such Investor was not organized for the specific purpose of acquiring the Securities and is not required to be registered as a broker-dealer under Section 15 of the 1934 Act.
(m)    Such Holder did not learn of the investment in the Securities as a result of any general solicitation or general advertising.
(n)    No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Holder for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.
(o)    Since the such time as such Holder was first contacted by the Company or any other Person acting on behalf of the Company regarding the transactions contemplated hereby through the public announcement of such transactons, neither such Holder nor any Affiliate of such Holder which (a) had knowledge of the transactions contemplated hereby, (b) has or shares discretion relating to such Holder’s investments or trading or information concerning such Holder’s investments, including in respect of the Securities, or (c) is subject to such Holder’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect, or will directly or indirectly effect, any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Shares, granted any other right (including, without limitation, any put or call option) with respect to the Common Shares or with respect to any security that includes, relates to or derived any significant part of its value from the Common Shares or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”). Such Holder acknowledges that the representations, warranties and covenants contained in this Article III, Section (m) are being made for the benefit of the Holder as well as the Company.
The Company acknowledges and agrees that the Holder has not made any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in this Article III.
Article IV
CONDITIONS TO CLOSING
Section 4.1    Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or before the Closing, of each of the following conditions:

(a)    Representations and Warranties. The representations and warranties of the Holder set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and those that are not so qualified shall be true and correct in all material respects, on and as of the date hereof and on and as of the Closing as though made on and as of the Closing, other than for such failures to be true and correct, that individually and in the aggregate, would not reasonably be expected to have a material adverse effect on the Holder’s ability to perform its obligations under this Agreement.
(b)    Performance of Agreements. The Holder shall have performed and complied in all material respects with each agreement and obligation required by this Agreement to be performed or complied with by the Holder on or prior to the Closing.
(c)    Closing Deliveries. The Holder shall have made the deliveries required to be made by it under Section 1.1.
Section 4.2    Conditions to the Obligations of the Holder. The obligations of the Holder to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or before the Closing, of each of the following conditions:
(a)    Representations and Warranties. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and those that are not so qualified shall be true and correct in all material respects, on and as of the date hereof and on and as of the Closing as though made on and as of the Closing, other than for such failures to be true and correct, that individually and in the aggregate, would not reasonably be expected to have a material adverse effect on the Company’s ability to perform its obligations under this Agreement.
(b)    Performance of Agreements. The Company shall have performed and complied in all material respects with each agreement and obligation required by this Agreement to be performed or complied with by the Company on or prior to the Closing.
(c)    Closing Deliveries. The Company shall have made the deliveries or registrations, as applicable, required to be made by it under Section 1.1.

Article V
SURVIVAL
Section 5.1    Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement until the expiration of the applicable statute of limitations.
Article VI
GENERAL
Section 6.1    Entire Agreement. This Agreement contains all of the agreements, covenants, terms, conditions and representations and warranties agreed upon by the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings, representations, warranties and communications of any kind between the parties and their representatives, whether oral or written, respecting such subject matter.
Section 6.2    Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns; provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto.
Section 6.3    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.
Section 6.4    Counterparts; Effectiveness. This Agreement may be executed and delivered (including by electronic or facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
Section 6.5    Severability. If a court of competent jurisdiction rules that any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, the parties agree that this Agreement shall be considered severable and divisible, and a reviewing court shall have the authority to amend or “blue pencil” this Agreement so as to make it fully valid and enforceable.
Section 6.6    Expenses. All fees and expenses incurred in connection with the transactions contemplated hereby shall be the responsibility of the respective party incurring such fees and expenses.

Section 6.7    Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be made by (a) United States registered or certified mail (return receipt requested), postage prepaid, in an envelope properly sealed, (b) a facsimile transmission where written acknowledgment of receipt of such transmission is received and a copy of the transmission is mailed with postage prepaid or (c) a nationally recognized overnight delivery service, in each case as follows:
(a)    if to the Company:
Sphere 3D Corp.
9112 Spectrum Center Boulevard
San Diego, CA, 92123
Attention:     Chief Financial Officer
with a copy (which shall not constitute notice) to:
O’Melveny & Myers LLP
Two Embarcadero Center, 28th Floor
San Francisco, California 94111
Attention:     Paul Sieben, Esq.
    Eric C. Sibbitt, Esq.
(b)    if to the Holder, to the address under the Holder’s name on the signature pages hereto.
Section 6.8    Remedies; Limitations.
(a)    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Company, on the one hand, and the Holder, on the other hand, will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. The parties agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.
(b)    The sole and exclusive remedy for breaches of representations and warranties set forth herein shall be the respective right to refuse to consummate one or more transactions contemplated herein, as applicable, in accordance with and subject to the conditions precedent set forth herein.

(c)    Notwithstanding anything to the contrary herein, in any action, suit, claim or other proceeding hereunder or otherwise in connection with the transactions contemplated hereby, whether pursuant to claims under contract, tort, indemnification or any other theory, no party shall seek or be entitled to, and each party hereby knowingly and expressly disclaims the right to assert or receive, damages other than direct damages. In furtherance of the foregoing, the parties expressly disclaim, and shall not be entitled to recover, any indirect, incidental, special, exemplary, punitive or consequential damages or any damages measured by or based on diminution of value, lost profits, a multiple of earnings and/or future value of the New Warrants.
* * * * *

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.
SPHERE 3D CORP.
By:    /s/ Eric L. Kelly
Name:     Eric L. Kelly
Title:     Chief Executive Officer

MACFARLANE FAMILY VENTURES, LLC

By:    /s/ Victor B. MacFarlane
Name:     Victor B. MacFarlane
Title:    Manager

Address:
201 Spear Street, 14th Floor
San Francisco, CA 94105

SCHEDULE I

Holder	Aggregate Amount of Existing Holder Warrants to be Exchanged	Exchange Consideration (per Existing Holder Warrant Exchanged)	Aggregate Amount of New Warrants to be Issued (Rounded down to nearest whole New Warrant)
MacFarlane Family Ventures, LLC	3,031,249	2.375x Warrants	7,199,216

SCHEDULE II
The following agreements are listed for disclosure purposes only. No implication should be drawn that any information provided herein is necessarily material or otherwise required to be disclosed, or that the inclusion of such information establishes or implies a standard of materiality or any other standard for disclosure.

•	Voting Agreements each dated July 15, 2013 between Eric L. Kelly and various shareholders of the Company.

•	Board Nomination Right Agreement dated July 15, 2013 between Eric L. Kelly and the Company.

•	Special Warrant Indenture dated June 5, 2014 between the Company and Equity Financial Trust Company.

•	Convertible Debenture dated December 1, 2014 between the Company and FBC Holdings S.A.R.L. for $19.5 million.

•	Escrow Agreement dated December 1, 2014 between the Company and Continental Stock Transfer and Trust Company.

•	Revolving Credit Agreement dated December 30, 2014 between the Company, Overland Storage, Inc. and FBC Holdings S.A.R.L.

•	Amended and Restated Loan and Security Agreement dated December 31, 2014 between Overland, Tandberg Data GmbH, Sphere 3D, and Silicon Valley Bank

•	Warrants issued to FBC Holdings S.a r.l., dated various dates between February 19, 2015 and February 26, 2016, for the purchase of up to, in aggregate, 1,300,000 common shares

•
Purchase Agreements by and between the Company and various investors party thereto, dated various dates between May 13, 2015 and May 28, 2015, pursuant to which the Company agreed to issue 1,621,250 common shares of the Company and warrants to purchase up to 1,621,250 common shares (the “May/June 2015 Private Placement”)

•	Warrants issued to various investors pursuant to the May/June 2015 Private Placement

•	Registration Rights Agreement by and between the company and various investors in the May/June 2015 Private Placement

•	First Amendment to Revolving Credit Agreement dated July 10, 2015 between the Company, Overland Storage, Inc. and FBC Holdings S.A.R.L.

•	Amendment No. 2 to Amended and Restated Loan and Security Agreement dated July 29, 2015 between Overland, Tandberg Data GmbH, Sphere 3D and Silicon Valley Bank

•	Asset Purchase Agreement dated August 10, 2015 between Imation Corp., Overland Storage, Inc. and Sphere 3D Corp.

•	Warrant No. WC-1 to Purchase Common Shares dated August 10, 2015 between Imation Corp. and Sphere 3D Corp.

•	Lock-Up Agreement dated August 10, 2015 between Imation Corp. and Sphere 3D Corp.

•	Registration Rights Agreement dated August 10, 2015 between Imation Corp. and Sphere 3D Corp.

•
Purchase Agreement by and between the Company and an investor party thereto dated August 10, 2015 pursuant to which the Company agreed to issue 606,060 common shares and warrants to purchase up to 606,060 common shares (the “August 2015 Private Placement”), as amended

•	Warrant issued to an investor pursuant to the August 2015 Private Placement

•	Registration Rights Agreement by and between the Company and the investor in the August 2015 Private Placement

•	Amendment to Warrant No. WC-1 to Purchase Common Shares dated September 11, 2015 between Imation Corp. and Sphere 3D Corp.

•
Subscription Agreements by and between the Company and the various investors party thereto, dated various dates between September 22, 2015 and October 6, 2015, pursuant to which the Company agreed to issue 1,417,961 common shares of the Company, warrants to purchase up to 354,490 common shares, and adjustment warrants (the “September and October 2015 Registered Direct Placement”)

•	Warrants issued to various investors pursuant to the September and October 2015 Registered Direct Placement

•	Adjustment Warrants issued to various investors pursuant to the September and October 2015 Registered Direct Placement

•	First Amendment to 8% Senior Secured Convertible Debenture dated November 30, 2015 between the Company and FBC Holdings S.A.R.L.

•
Subscription and Purchase Agreements by and between the Company and the various investors party thereto, dated various dates between November 30, 2015 and December 15, 2015, pursuant to which the Company agreed to issue 2,880,00 common shares of the Company and warrants to purchase up to 2,880,000 common shares (the “December 2015 Registered Direct Placement”)

•	Warrants issued to various investors pursuant to the December 2015 Registered Direct Placement for the purchase of up to 2,880,000 common shares

•	Representative’s Warrant Agreement issued to Ladenburg Thalmann & Co. Inc., dated January 15, 2016, for the purchase of up to 88,463 common shares

•	Amendment No. 3 to Amended and Restated Loan and Security Agreement dated December 18, 2015 between Overland, Tandberg Data GmbH, Sphere 3D and Silicon Valley Bank
Amendment No. 4 and Limited Waiver to Amended and Restated Loan and Security Agreement dated February 26, 2016 between Overland, Tandberg Data GmbH, Sphere 3D and Silicon Valley Bank

SCHEDULE III
SVB Credit Facility
Pursuant to that certain Amended and Restated Loan and Security Agreement, dated December 31, 2014, by and among Overland Storage, Inc., Tandberg Data GmbH, the Company, and Silicon Valley Bank, the stock of V3 Systems Holdings, Inc., Sphere 3D Inc., Frostcat Technologies Inc., Overland Storage, Inc., Tandberg Data Corporation, Zetta Systems, Inc. and Tandberg Data GmbH have been pledged as collateral.
FBC Facilities
Pursuant to the Revolving Credit Agreement dated as of December 31, 2014 among Sphere 3D Corp., Overland Storage, Inc. and Sphere 3D Corp., (i) the stock of V3 Systems Holdings, Inc., Sphere 3D Inc., Frostcat Technologies Inc., Overland Storage, Inc., Tandberg Data Corporation, and Zetta Systems, Inc. and (ii) 65% of the stock of Overland Storage (Europe) Limited, Overland Storage Sarl, Overland Storage GmbH, Overland Technologies Luxembourg Sarl have been pledged as collateral.
Pursuant to the 8% Senior Secured Convertible Debenture due March 31, 2018 by Sphere 3D Corp. in favor of Sphere 3D Corp., (i) the stock of V3 Systems Holdings, Inc., Sphere 3D Inc., Frostcat Technologies Inc., Overland Storage, Inc., Tandberg Data Corporation, and Zetta Systems, Inc. and (ii) 65% of the stock of Overland Storage (Europe) Limited, Overland Storage Sarl, Overland Storage GmbH, Overland Technologies Luxembourg Sarl have been pledged as collateral.
Preferred Equity Certificates
Preferred Equity Certificates, dated June 30, 2014, issued by Tandberg Data Holdings S.à r.l. to Overland Technologies Luxembourg S.à r.l., as holder, having a par value of $17,000,000.
Preferred Equity Certificates, dated June 30, 2014, issued by Overland Technologies Luxembourg S.à r.l. to Overland Storage, Inc., as holder, having a par value of $17,000,000.
Warrants
Warrants to purchase up to, in aggregate, 500,000 common shares issued on February 26, 2016 to FBC Holdings S.à r.l. (“FBC”) in connection with the amendment to the Company’s 8% Senior Secured Convertible Debenture with FBC (with each such warrant’s exercise price being determined by reference to 110% of the closing price for our common shares on The NASDAQ Global Market on the last complete trading day immediately prior to issuance).

EXHIBIT A
Form of Warrant
UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY TO OR FOR THE BENEFIT OF A CANADIAN PURCHASER UNTIL THE DATE THAT IS FOUR MONTHS AND A DAY AFTER .

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND THE CORPORATION AND ITS TRANSFER AGENT HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THEM TO SUCH EFFECT.

Void after 5:00 p.m. (New York City time) on the Expiry Date.
WARRANT
For the purchase of Common Shares of
SPHERE 3D CORP.
(Organized under the laws of the Province of Ontario, Canada)

Number of Warrants:	Warrant Certificate No.
This is to certify that, for value received, MacFarlane Family Ventures, LLC, 201 Spear Street 14th Floor, San Francisco, California 94105 (the "Holder"), shall have the right to purchase from Sphere 3D Corp. (the "Corporation"), at any time and from time to time up to 5:00 p.m. (New York City time) (the "Expiry Time") on the Expiry Date (as defined below), one fully paid and non-assessable common share in the capital of the Corporation (a "Common Share") for each Warrant (individually, a "Warrant") represented hereby at a price of US$ per Common Share (the "Exercise Price"), upon and subject to the terms and conditions set forth herein. This Warrant was issued to Holder pursuant to that certain Warrant Exchange Agreement, dated as of , by and between the Corporation and the Holder.
1.    For the purposes of this Warrant Certificate, the term "Common Shares" means common shares without par value in the capital of the Corporation as constituted as of the date hereof, provided that in the event of a subdivision, redivision, reduction, combination or consolidation thereof or any other adjustment under Section 9 hereof, or successive such subdivisions, redivisions, reductions, combinations, consolidations or other adjustments, then subject to the adjustments, if any, having been made in accordance with the provisions of this Warrant Certificate, "Common Shares" shall thereafter mean the shares, other securities or other property resulting from such subdivision, redivision, reduction, combination or consolidation or other adjustment.
2.    For the purposes of this Warrant Certificate, the term "Expiry Date" initially means . If, however, at any time on or after the date hereof until , the Holder makes delivery and payment as set forth in Section 5 for the purchase of at least Common Shares, then the Expiry Date in respect of the balance of Warrants not then exercised shall mean .
3.    All Warrant Certificates shall be signed by an officer of the Corporation holding office at the time of signing, or any successor or replacement of such person and notwithstanding any change in any of the persons holding said offices between the time of actual signing and the delivery of the Warrant Certificate, the Warrant Certificate so signed shall be valid and binding upon the Corporation.
4.    All rights under any of the Warrants in respect of which the right of subscription and purchase therein provided for shall not theretofore have been exercised shall wholly cease and such Warrants shall be wholly void and of no valid or binding effect after the Expiry Time.
5.    The right to purchase Common Shares of the Corporation pursuant to the Warrants may only be exercised by the Holder at or before the Expiry Time by:

(a)	duly completing and executing a subscription substantially in the form attached as Schedule "A" (the "Subscription Form"), in the manner therein indicated; and

(b)
surrendering this Warrant Certificate and the duly completed and executed Subscription Form to the Corporation prior to the Expiry Time at 9112 Spectrum Center Boulevard, San Diego, California, 92123, together with payment of the purchase price for the Common Shares subscribed for in the form of certified cheque, money order or bank draft payable to the Corporation in an amount equal to the then applicable Exercise Price multiplied by the number of Common Shares subscribed for (“Aggregate Exercise Price”).

6.    Upon delivery and payment as set forth in Section 5, the Corporation shall cause to be issued to the Holder the number of Common Shares subscribed for by the Holder and the Holder shall become a shareholder of the Corporation in respect of such Common Shares with effect from the date of such delivery and payment and shall be entitled to delivery of a certificate or certificates evidencing such shares, or to a non-transferable written acknowledgement of the right to obtain a certificate. The Corporation shall cause such certificate or certificates to be mailed to the Holder at the address or addresses specified in the Subscription Form within five (5) Business Days (as defined below) of such delivery and payment as set forth in Section 5 or, if so instructed by the Holder, held for pick-up by the Holder at the principal office of the Corporation; provided, however, if the transfer agent for the Common Shares is participating in DTC Fast Automated Securities Transfer Program (the “DTC Program”) and the Common Shares to be delivered to the Holder pursuant to this Section 6 are eligible to participate in the DTC Program, the Corporation will cause the transfer agent to credit such aggregate number of Common Shares to which the Holder is entitled pursuant to this Section 6 to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system. Notwithstanding any adjustment provided for in Section 9 hereof, the Corporation shall not be required upon the exercise of any Warrants to issue fractional Common Shares in satisfaction of its obligations hereunder and the Holder understands and agrees that it will not be entitled to any cash payment or other form of compensation in respect of a fractional Common Share that might otherwise have been issued. As used in this Warrant Certificate, “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City and Toronto (Ontario) are open for the general transaction of business.
7.    The holding of a Warrant shall not constitute the Holder a shareholder of the Corporation nor entitle him to any right or interest in respect thereof except as herein expressly provided.
8.    The Corporation covenants and agrees that until the Expiry Time, while any of the Warrants shall be outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the right of purchase herein provided, as such right of purchase may be adjusted pursuant to Sections 9 and 10 hereof. The Corporation further covenants and agrees that while any of the Warrants shall be outstanding, the Corporation shall (a) comply with the securities legislation applicable to it; and (b) use its commercially reasonable efforts to do or cause to be done all things necessary to preserve and maintain its corporate existence. All Common Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment therefor of the amount at which such Common Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non‑assessable shares and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof.

9.	(a) As used in this Warrant, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below shall have the respective meanings specified therefor:
"Current Market Price" of the Common Shares at any date means the price per share equal to the Weighted Average Price (as defined below) at which Common Shares have traded on the Nasdaq Global Market or, if the Common Shares are not then listed on the Nasdaq, on such other stock exchange on which the shares trade as may be selected by the directors of the Corporation for such purpose (collectively, “Nasdaq”);
"director" means a director of the Corporation and, unless otherwise specified herein, a reference to action "by the directors" means action by the directors of the Corporation as a board or, whenever empowered, action by the executive committee of such board; and
“Weighted Average Price” means, for the Common Shares as of any date, the dollar volume-weighted average price for the Common Shares on Nasdaq during the period beginning at 9:30:01 a.m., New York time (or such other time as Nasdaq publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as Nasdaq publicly announces is the official close of trading), as reported by Bloomberg through its

“Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of the Common Shares on such date shall be the fair market value as mutually determined by the Corporation and the Holder. If the Corporation and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 27.

(b)
If and whenever at any time after the date hereof and prior to the Expiry Time the Corporation shall (i) subdivide or redivide its then outstanding Common Shares into a greater number of Common Shares, (ii) reduce, combine or consolidate its then outstanding Common Shares into a lesser number of Common Shares or (iii) issue Common Shares (or securities exchangeable for or convertible into Common Shares) to the holders of all or substantially all of its then outstanding Common Shares by way of a stock dividend or other distribution (any of such events herein called a "Common Share Reorganization"), then the Exercise Price shall be adjusted effective immediately after the effective date of any such event in (i) or (ii) above or the record date at which the holders of Common Shares are determined for the purpose of any such dividend or distribution in (iii) above, as the case may be, by multiplying the Exercise Price in effect on such effective date or record date, as the case may be, by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date, as the case may be, before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would be outstanding if such securities were exchanged for or converted into Common Shares.

(c)
If and whenever at any time after the date hereof and prior to the Expiry Time there is a capital reorganization of the Corporation or a reclassification or other change in the Common Shares (other than a Common Share Reorganization) or a consolidation or merger or amalgamation of the Corporation with or into any other corporation or other entity (other than a consolidation, merger or amalgamation which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other securities), or a transfer of all or substantially all of the Corporation's undertaking and assets to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other securities or other property) (any of such events, excluding, however, a transaction effected solely to change the domicile of the Corporation, being called a "Capital Reorganization"), after the effective date of the Capital Reorganization the Holder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the Warrants, in lieu of the number of Common Shares to which the Holder was theretofore entitled upon the exercise of the Warrants, the kind and aggregate number of Common Shares and other securities or property resulting from the Capital Reorganization which the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Holder has been the registered holder of the number of Common Shares to which the Holder was theretofore entitled to purchase or receive upon the exercise of the Warrants. If necessary, as a result of any Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interest thereafter of the Holder such that the provisions of this Warrant Certificate shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Warrant Certificate.

(d)
If and whenever at any time after the date hereof and prior to the Expiry Time, any of the events set out in Sections 9 (b) or (c) shall occur and the occurrence of such event results in an adjustment of the Exercise Price pursuant to the provisions of this Section 9, then the number of Common Shares purchasable pursuant to this Warrant shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Common Shares then otherwise purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(e)
If the Corporation takes any action affecting its Common Shares to which the foregoing provisions of this Section 9, in the opinion of the board of directors of the Corporation, acting in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes hereof, or would otherwise materially affect the rights of the Holder hereunder, then the Corporation shall, subject to the approval of the Nasdaq (or such other stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading, as applicable), execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such manner as the board of directors of the Corporation may determine to be equitable in the circumstances, acting in good faith. The failure of the taking of action by the board of directors of the Corporation to so provide for any adjustment on or prior to the effective date of any action or occurrence giving rise to such state of facts will be conclusive evidence that the board of directors has determined that it is equitable to make no adjustment in the circumstances.

10.    The following rules and procedures shall be applicable to the adjustments made pursuant to Section 9:

(a)
any Common Shares owned or held by or for the account of the Corporation shall be deemed not be to outstanding except that, for the purposes of Section 9, any Common Shares owned by a pension plan or profit sharing plan for employees of the Corporation or any of its subsidiaries shall not be considered to be owned or held by or for the account of the Corporation;

(b)
no adjustment in the Exercise Price or the number of Common Shares purchasable pursuant to this Warrant shall be required unless a change of at least 1% of the prevailing Exercise Price or the number of Common Shares purchasable pursuant to this Warrant would result, provided, however, that any adjustment which, except for the provisions of this Section 10(b), would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

(c)
the adjustments provided for in Section 9 are cumulative and shall apply to successive subdivisions, consolidations, dividends, distributions and other events resulting in any adjustment under the provisions of such section;

(d)
if the Corporation sets a record date to take any action and thereafter and before the taking of such action abandons its plan to take such action, then no adjustment to the Exercise Price will be required by reason of the setting of such record date;

(e)
as a condition precedent to the taking of any action which would require any adjustment to the Warrants evidenced hereby, including the Exercise Price, the Corporation must take any corporate action which may be necessary in order that the Corporation shall have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all of the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof;

(f)
forthwith, but no later than fourteen (14) days, after any adjustment to the Exercise Price or the number of Common Shares purchasable pursuant to the Warrants, the Corporation shall provide to the Holder a certificate of an officer of the Corporation certifying as to the amount of such adjustment and, in reasonable detail, describing the event requiring and the manner of computing or determining such adjustment;

(g)
any question that at any time or from time to time arises with respect to the amount of any adjustment to the Exercise Price or other adjustment pursuant to Section 9 shall be conclusively determined by a firm of independent chartered accountants (who may be the Corporation's auditors) and shall be binding upon the Corporation and the Holder;

(h)
any adjustment to the Exercise Price or the number of Common Shares purchasable pursuant to the Warrants under the terms of this Warrant Certificate shall be subject to the prior approval of the Nasdaq (or such other stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading, as applicable); and

(i)
in case the Corporation, after the date of issue of this Warrant Certificate, takes any action affecting the Common Shares, other than an action described in Section 9, which in the opinion of the directors of the Corporation would materially affect the rights of the Holder, the Exercise Price will be adjusted in such manner, if any, and at such time, by action by the directors of the Corporation but subject in all cases to any necessary regulatory approval, including approval of the Nasdaq (or such other stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading, as applicable). Failure of the taking of action by the directors of the Corporation so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the Common Shares will be conclusive evidence that the board of directors of the Corporation has determined that it is equitable to make no adjustment in the circumstances.

11.    At least 21 days prior to the effective date or record date, as the case may be, of any event referred to in Section 9 herein, the Corporation shall notify the Holder of the particulars of such event and the estimated amount of any adjustment required as a result thereof.
12.    On the happening of each and every such event set out in Section 9, the applicable provisions of this Warrant Certificate, including the Exercise Price, shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended.
13.    The Corporation shall not be required to deliver certificates for Common Shares while the share transfer books of the Corporation are properly closed, having regard to the provisions of Sections 9 and 10 hereof, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Common Shares called for thereby during any such period, delivery of certificates for Common Shares may be postponed for not more than five (5) Business Days after the date of the re‑opening of said share transfer books; provided, however, that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder so surrendering the same and making payment during such period to receive after the share transfer books shall have been re-opened such certificates for the Common Shares called for, as the same may be adjusted pursuant to Sections 9 and 10 hereof as a result of the completion of the event in respect of which the transfer books were closed.
14.    Subject as hereinafter provided, all or any of the rights conferred upon the Holder by the terms hereof may be enforced by the Holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement contained herein shall be had against any shareholder, director or officer of the Corporation either directly or through the Corporation, it being expressly agreed and declared that the obligations under the Warrants are solely corporate obligations and that no personal liability whatever shall attach to or be incurred by the shareholders, directors or officers of the Corporation or any of them in respect thereof, any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Warrants.
15.    The Holder may subscribe for and purchase any lesser number of Common Shares than the number of Common Shares expressed in any Warrant Certificate. In the case of any subscription for a lesser number of Common Shares than expressed in any Warrant Certificate, the Holder hereof shall be entitled to receive, at no cost to the Holder, a new Warrant Certificate in respect of the balance of Warrants not then exercised. Such new Warrant Certificate shall be mailed to the Holder by the Corporation or, at its direction, the transfer agent of the Corporation, contemporaneously with the mailing of the certificate or certificates representing the Common Shares issued pursuant to Section 6 (or if applicable, contemporaneously with delivery of such Common Shares through DTC’s Deposit / Withdrawal At Custodian system).
16.    If any Warrant Certificate becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion impose, acting reasonably, issue and sign a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost, mutilated or destroyed for delivery to the Holder. The applicant for the issue of a new Warrant Certificate pursuant to this Section shall bear the cost of the issue thereof and in the case of mutilation shall as a condition precedent to the issue thereof, deliver to the Corporation the mutilated Warrant Certificate, and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation in its discretion and the applicant shall also be required to furnish an indemnity and surety bond in amount and form satisfactory to the Corporation in its discretion and shall pay the reasonable charges of the Corporation in connection therewith.

17.	The Holder may transfer the Warrants represented hereby by:

(a)	duly completing and executing the transfer form attached as Schedule "B" ("Transfer Form"); and

(b)
surrendering this Warrant Certificate and the completed Transfer Form, together with such other documents as the Corporation may reasonably request, to the Corporation at the address set forth on the Transfer Form or such other office as may be specified by the Corporation, in a written notice to the Holder, from time to time, provided that all such transfers shall be effected in accordance with all applicable securities laws, and provided that, after such transfer, the term "Holder" shall mean and include any transferee or assignee of the current or any future Holder. If only part of the Warrants evidenced hereby is transferred, the Corporation will deliver to the Holder and the transferee replacement Warrant Certificates substantially in the form of this Warrant Certificate.
18.    Neither the issuance and sale of the securities represented by this Warrant Certificate nor the Common Shares into which these securities are exercisable have been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or applicable state securities laws. These securities may not be offered for sale, sold, transferred or assigned unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration is available, and the Corporation and its transfer agent has received an opinion of counsel of recognized standing in form and substance reasonably satisfactory to them to such effect.

19.    Any certificate representing Common Shares issued upon the exercise of this Warrant may bear the following legends:
UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY TO OR FOR THE BENEFIT OF A CANADIAN PURCHASER UNTIL THE DATE THAT IS FOUR MONTHS AND A DAY AFTER . (In the event that no physical certificates are issued, the above constitutes written notice of the legend restriction under applicable Canadian securities laws.)
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND THE CORPORATION AND ITS TRANSFER AGENT HAVE RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THEM TO SUCH EFFECT.
20.    The Corporation will maintain a register of holders of Warrants at its principal office. The Corporation may deem and treat the registered holder of any Warrant Certificate as the absolute owner of the Warrants represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction. A Holder shall be entitled to the rights evidenced by such Warrant free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt by any such Holder of the Common Shares purchasable pursuant to such Warrant shall be a good discharge to the Corporation for the same and the Corporation shall not be bound to inquire into the title of any such Holder except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.
21.    The Corporation shall notify the Holder forthwith of any change of the Corporation’s address.
22.    All notices to be sent hereunder shall be deemed to be validly given to the registered holders of the Warrants if delivered personally or if sent by registered letter through the post addressed to such holders at their post office addresses appearing in the register of Warrant holders caused to be maintained by the Corporation, and such notice shall be deemed to have been given, if delivered personally when so delivered, and if sent by post on the fifth Business Day next following the post thereof.
23.    If for any reason, other than the failure or default of the Holder, the Corporation is unable to issue and deliver the Common Shares or other securities as contemplated herein to the Holder upon the proper exercise by the Holder of the right to purchase any of the Common Shares purchasable upon exercise of the Warrants represented hereby, the Corporation may pay, at its option and in complete satisfaction of its obligations and the rights of the Holder hereunder, to the Holder, in cash, an amount equal to the difference between the Exercise Price and the Current Market Price of such Common Shares on the date of exercise by the Holder, and upon such payment the Corporation shall have no liability or other obligation to the Holder relating to or in respect of the Warrants or this Warrant Certificate.
24.    This Warrant Certificate shall be governed by the internal laws of the State of New York , without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.
25.    If one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Warrant Certificate, but this Warrant Certificate shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.
26.    This Warrant Certificate shall enure to the benefit of and shall be binding upon the Holder and the Corporation and their respective successors and assigns.
27.    In the case of a dispute as to the determination of the Weighted Average Price, the Exercise Price or the arithmetic calculation of the Common Shares for which this Warrant is exercisable, the Corporation shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail to the Holder. If the Holder and the Corporation are unable to agree upon such determination or calculation of the Exercise Price or of the Common Shares for which this Warrant is exercisable within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Corporation shall submit via facsimile or electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Corporation and approved by the Holder or (b) the disputed arithmetic calculation of the Common Shares for which this Warrant is exercisable to the Corporation's independent, outside accountant. The Corporation shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Corporation and the Holder of the results. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer.
DATED as of the __ day of , 2016.

SPHERE 3D CORP.
Per:
Kurt Kalbfleisch, Chief Financial Officer

Schedule "A"
SUBSCRIPTION FORM
TO BE COMPLETED IF WARRANTS ARE TO BE EXERCISED:

TO:	SPHERE 3D CORPORATION 9112 Spectrum Center Boulevard, San Diego, California, 92123

The undersigned hereby subscribes for Common Shares of Sphere 3D Corp. according to the terms and conditions set forth in the annexed Warrant Certificate (or such number of other securities or property to which such Warrant Certificate entitles the undersigned to acquire under the terms and conditions set forth in such Warrant Certificate).
Registered Name:
Address for Delivery of Common Shares:

Attention:
Exercise Price Tendered (US$1.22 per Common Share or as adjusted)    US$
Capitalized terms not defined herein shall have the meanings assigned to them in the Warrant Certificate to which this subscription form is attached.
Dated at , this day of , 20 .

) ) ) ) ) ) ) ) )
WITNESS:		Holder's Name
Authorized Signature
Title (if applicable)
Signature guaranteed1:

1.    If the Common Shares are to be registered in a name other than the name of the registered Warrant Holder, the signature of the Warrant Holder must be medallion guaranteed by a bank, trust Corporation or a member of a stock exchange in the United States.

Schedule "B"
WARRANT TRANSFER FORM
FOR VALUE RECEIVED, subject to receipt of prior written approval of SPHERE 3D CORP. (the "Corporation"), the undersigned (the "Transferor") hereby sells, assigns and transfers unto (name)                      (the "Transferee") of (residential address)                                                                              Warrants of the Corporation registered in the name of the undersigned represented by the within certificate, and irrevocably appoints the Corporation as the attorney of the undersigned to transfer the said securities on the register of transfers for the said Warrants, with full power of substitution.

NOTICE:
The signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a bank, trust Corporation or a member of a recognized stock exchange. The guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

DATED this day of , 20 .

Signature Guaranteed        (Signature of transferring Warrantholder)

        Name (please print)

        Address

TRANSFEREE ACKNOWLEDGMENT
In connection with this transfer the undersigned transferee is delivering a written opinion of U.S. Counsel acceptable to the Corporation to the effect that this transfer of Warrants has been registered under the 1933 Act or is exempt from registration thereunder.

(Signature of Transferee)

Date            Name of Transferee (please print)
The Warrants and the common shares issuable upon exercise of the Warrants shall only be transferable in accordance with applicable laws. The Warrants may only be exercised in the manner required by the certificate representing the Warrants and the Warrant Exercise Form attached thereto. Any common shares acquired pursuant to this Warrant shall be subject to applicable hold periods and any certificate representing such common shares will bear restrictive legends.